Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(86,790,914)
Unrealized Gain (Loss) on Market Value of Futures	130,850,674
Dividend Income	217,325
Interest Income	2,711,761
ETF Transaction Fees	25,000
Total Income (Loss)	$47,013,846

Expenses
General Partner Management Fees	$667,511
Professional Fees	138,014
Brokerage Commissions	197,658
Non-interested Directors' Fees and Expenses	16,170
Prepaid Insurance Expense	11,076
NYMEX License Fee	22,250
SEC & FINRA Registration Expense	2,009
Total Expenses	$1,054,688
Net Income (Loss)	$45,959,158

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$1,806,801,096
Additions (15,000,000 Shares)	212,077,836
Withdrawals (25,700,000 Shares)	(366,005,491)
Net Income (Loss)	45,959,158

Net Asset Value End of Month	$1,698,832,599
Net Asset Value Per Share (115,700,000 Shares)	$14.68

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612